================================================================================



                                 UNITED STATES8
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 11, 2000



                                 K2 DESIGN, INC.
               (Exact Name of Registrant as Specified in Charter)



             Delaware                             1-11873                                    13-3886065
(State or Other Jurisdiction of            (Commission File Number)            (I.R.S. Employer Identification
           Incorporation)                                                                     Number)



                                 30 Broad Street
                            New York, New York 10004
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 301-8800
              (Registrant's telephone number, including area code)




================================================================================

Item 5.       Other Events.

Under an agreement in principle announced July 11, 2000, the Registrant will acquire a majority interest in SilverCube, Inc., a professional services firm specializing in wireless content delivery strategy and development, in a multi-step, stock-for-stock exchange. Unwired Ventures I, an affiliate of Emerald Asset Management, headquartered in King of Prussia, Pennsylvania, will acquire a minority stake in SilverCube, Inc. for cash. The shareholders of SilverCube, Inc., including the Registrant and Unwired Ventures I, will then contribute their respective interests in SilverCube, Inc. to a corporation established for the purpose of forming a joint venture targeting the wireless professional services market. The joint venture corporation will assume the SilverCube, Inc. name. Unwired Ventures I will also make a cash contribution to provide working capital in return for shares of the joint venture corporation. The Registrant will own the largest interest in the joint venture corporation, with Unwired Ventures I and the current shareholders of SilverCube, Inc. also owning significant stakes. The formation of the joint venture and consummation of the transactions summarized above is subject to the execution of definitive agreements and the approval of the shareholders of the Registrant to the issuance of its shares, amongst other conditions.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)        Exhibits.

1.         Press Release dated July 11, 2000 of the Registrant.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    K2 DESIGN, INC.


Date: July 12, 2000                                 By:   /s/ Lynn Fantom
                                                       ------------------
                                                        Lynn Fantom
                                                        President